
NexMetals Mining Corp.
(British Columbia)
100%
NAN Exploration Inc.
(Ontario)
100%
PNR Amalco Ltd.
(Ontario)
100%
Premium Resources International Ltd.
(Barbados)
100%
Premium Resources Selkirk (Barbados) Limited
(Barbados)
100%
Premium Resources Selebi (Barbados)
(Barbados)
100%
Premium Nickel Group Proprietary Limited
(Botswana)
100%
Premium Nickel Resources Propietary
(Botswana)